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                                                                    EXHIBIT 23.1

                      [BARRY L. FRIEDMAN, P.C. LETTERHEAD]


To Whom It May Concern:                                             May 10, 2000

The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of May 10, 2000, on the Financial Statements of HUILE' OIL & GAS, INC., as of December 31, 1999, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.


Very truly yours,


/s/ Barry L. Friedman
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Barry L. Friedman
Certified Public Accountant


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                      [BARRY L. FRIEDMAN, P.C. LETTERHEAD]


To Whom It May Concern:                                             May 11, 2000

The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of May 11, 2000, on the Financial Statements of HUILE' OIL & GAS, INC., as of March 31, 2000, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.


Very truly yours,

/s/ Barry L. Friedman
---------------------------
Barry L. Friedman
Certified Public Accountant